EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated March 31, 2014 relating to the consolidated financial statements of SilverSun Technologies, Inc. and subsidiaries which appears in SilverSun Technologies Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

December 3, 2014
East Hanover, New Jersey